Exhibit 10.1

SERVICES AGREEMENT

This SERVICES Agreement (this “Agreement”), entered into this 4th day of February 2019, sets forth the arrangement between STEPHEN S. BURNS with an address located __________________ (hereinafter referred to as “Consultant”), and WORKHORSE GROUP INC., a Nevada corporation, with its principal place of business at 100 Commerce Drive, Loveland, Ohio 45140 (hereinafter referred to as “Company”), with respect to compensation to which Consultant may become entitled under the terms and conditions set forth in this Agreement.

W I T N E S S E T H:

WHEREAS, the Company is American original equipment manufacturer that designs and builds high performance battery-electric trucks as well and is also developing an electric vertical take-off and landing vehicle (“VTOL”);

WHEREAS, Consultant founded the Company and served as Chief Executive Officer and director of the Company from 2010 until his resignation on January 30, 2019;

WHEREAS, Consultant has been integral in the development of the VTOL and has agreed to continue to provide services to the Company at the direction of the Chief Executive Officer of the Company as set forth herein which such services will be focused (i) on the Company’s efforts to sell SureFly, Inc. (“SureFly”), (ii) raising capital for SureFly, (iii) providing assistance and technical advice in connection with the development of the VTOL and (iv) to provide such other services as designated by the Chief Executive Officer of the Company (collectively, the “Services”);

WHEREAS, the Consultant has extensive knowledge and experience with respect to the Services and the Consultant has agreed to provide the Services to the Company; and

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

1. Purpose; Services. In consultation and at the direction of the Chief Executive Officer of the Company, the Consultant shall provide the Services. In performing the Services, Consultant shall report to such person as may, from time to time, be designated by the Company’s Chief Executive Officer. Consultant shall commit a full time effort to the Company to fulfill the Services. The Company acknowledges that the Consultant has advised that he intends to start a company focused on the manufacture and sale of electric scooters, which will be unrelated to the Company. The Consultant acknowledges that the operations of the electric scooter business will not interfere in the Services provided hereunder. Consultant shall not have any authority to execute contracts or make any commitments on behalf of the Company. Consultant accepts the engagement provided in this Agreement and agrees to perform the Services in a professional manner, diligently, in good faith, in a manner consistent with the best interests of the Company. Consultant shall be required to devote his full time and attention to the Services.

2. Compensation; Expenses. In consideration for providing the Services the Company shall pay Consultant $27,083.33 per month during the Term of this Agreement. In addition, the Company hereby grants the Consultant a Stock Option to acquire 1,000,000 shares of common stock for a term of five years at an exercise price of $0.97 per share (the “Option”), which Option shall be fully vested upon execution. The Option shall be issued under the 2017 Stock Incentive Plan and the form of Stock Option is attached hereto as Exhibit A.

3. Independent Contractor Relationship. This Agreement is intended to create an independent contractor relationship between Consultant and Company.

(a) No Taxes Withheld from Compensation. Company will not withhold any taxes from any compensation paid to Consultant according to this Agreement. It is acknowledged and agreed by the parties that Company has not, is not, and shall not be obligated to make, and that it is the sole responsibility of Consultant to make, in connection with compensation paid to Consultant according to this Agreement, all periodic filings and payments required to be made in connection with any withholding taxes, FICA taxes, Federal unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained.

(b) Consultant Controls Time and Effort. It is agreed that Company is interested only in the ultimate results of Consultant’s activities pursuant to this Agreement, and that Consultant shall have exclusive control over the time and effort invested by Consultant pursuant to this Agreement, and the manner and means of Consultant’s performance under this Agreement.

(c) Independence from Company. The parties further agree that Consultant shall have no control or supervision over Company’s employees, officers, directors, representatives or affiliates. Consultant will not represent that it is an employee of Company. Consultant shall at all times represent himself and be construed as independent of Company. Consultant shall not, under any circumstances, be deemed to be a servant or employee of Company for any purpose, including for Federal tax purposes. Consultant’s relationship to Company is that of an independent contractor, and nothing in this Agreement shall constitute this Agreement as a joint venture or partnership between Consultant and Company. Consultant shall have no authority to bind Company or any of its employees, officers, directors, representatives or affiliates by any promise or representation, oral or otherwise, unless specifically authorized in a writing bearing an authorized signature of a Company officer, director or representative. While Consultant may handle preliminary discussions and negotiations with sources for funding and/or financing for SureFly, Consultant will have no authority to bind the Company and will instruct any such funding or financing sources that is a consultant only and has no such authority. Final determination regarding any funding and/or financing shall be made exclusively by Company.

4. Invention Assignment, Confidentiality, Non-Compete and Non-Solicit. During the term of this Agreement and following any termination of this Agreement, Consultant agrees to continue to abide by the terms and conditions of the Invention Assignment & Confidentiality Agreement between the Consultant and the Company, which is attached hereto as Exhibit B.

5. Term, Termination of this Agreement and Return of Property. The term of this Agreement shall be for a period of one year (the “Term”), provided, however, either party may terminate upon providing the other party 90 days-notice of such termination. The Company agrees that Consultant will be paid for his services through the date of termination, including the re-imbursement for all reasonable expenses incurred by Consultant and which have pre-approved by the Company through the date of termination.

6. Termination of Employment Agreement. The Executive Retention Agreement between Consultant and the Company dated as of May 19, 2017 (the “Prior Retention Agreement”) has terminated as a result of Consultant’s voluntary resignation as Chief Executive Officer and director of the Company. The Prior Retention Agreement shall cease to be in effect, and neither the Company nor Consultant shall have any further rights or obligations or liabilities under the Prior Retention Agreement, except for Consultant’s obligations under Sections 5, 8, and 9, which, by their terms are intended to and shall survive termination of the Prior Retention Agreement.

7. Notice. Any notice required under this Agreement shall be deemed duly delivered (and shall be deemed to have been duly received if so given), if personally delivered, sent by a reputable courier service, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at the addresses set forth above or to such other address as any party may have furnished to the other in writing in accordance with this Section.

8. Law and Jurisdiction. The laws of the State of Ohio apply to this Agreement, without deference to the principles of conflicts of law. Both jurisdiction and venue for any litigation pursuant to this Agreement shall be proper in the courts of Ohio.

9. Severability. If the law does not allow a provision of this Agreement to be enforced, such unenforceable provision shall be amended to become enforceable and reflect the intent of the parties, and the rest of the provisions of this Agreement shall remain in effect.

10. Waiver. The failure of any party, in any instance, to insist upon strict enforcement of the provisions of this Agreement shall not be construed to be a waiver or relinquishment of enforcement in the future, and the terms of this Agreement shall continue to remain in full force and effect.

11. Amendment. This Agreement may only be amended or modified in a writing signed by both of the parties and referring to this Agreement.

12. Entire Agreement. This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter of this Agreement and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter of this Agreement.

13. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same instrument. Confirmation of execution by electronic transmission of a facsimile signature shall be binding on the confirming party.

SIGNING THIS AGREEMENT INDICATES ACCEPTANCE OF THE TERMS OF THIS AGREEMENT.

WORKHORSE GROUP INC.

By:	/s/ Duane Hughes
Name:	Duane Hughes
Title:	CEO

/s/ Stephen S. Burns

Stephen S. Burns

3